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                                                                    EXHIBIT 3.15

                          CERTIFICATE OF FORMATION         STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                     OF                DIVISION OF CORPORATIONS
                                                       FILED 1):00 AM 11/26/2001
                        GENERAL CABLE MANAGEMENT LLC      010594178 -- 3459779

        1. The name of me limited liability company is GENERAL CABLE MANAGEMENIT LLC.

        2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

        IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of GENERAL CABLE MANAGEMENT LLC as of November 21, 2001.

GENERAL CABLE MANAGEMENT LLC

By: General Cable Industries, Inc.
Its: Sole Member

By: /s/Robert J. Siverd
    -----------------------------------
Name:  Robert J. Siverd
Title:  Executive Vice President